Exhibit 99.1

PALADIN HOLDINGS, INC. RELEASES SOUTHLAND UPDATE REGARDING AMBULANCE OPERATIONS

AMBULANCE SERVICES SUSPENDED DUE TO CANCELLATION OF PROFESSIONAL AND LIABILITY INSURANCE

Kingsport, TN, January 24, 2008, Paladin Holdings, Inc. (OTC PLHI.OB) releases Southland update regarding cessation of all ambulance operations. Southland operates under the trade name “Emergystat”. As of 12:00AM CST on January 23, 2008, Southland’s professional and liability insurance was cancelled due to the Company’s inability to make a required payment in the amount of $182,000. As a result of this, Southland suspended all ambulance operations in Mississippi, Alabama, Georgia, Tennessee, Virginia and Florida. Southland’s license to operate in these states has been suspended pending resolution of this matter. Southland worked with the various State Emergency Medical Services offices for a transition of services to other existing providers. In an effort to preserve patient care and prevent a catastrophic disruption in service, Southland volunteered to its competitors, the use of the Company trucks, supplies, and other resources including dispatch to the other providers on a temporary basis. As well as, many of the Company’s employees were transferred to competitors’ payroll at midnight to assure continuity.

Several activities contributed to this problem. The successful efforts by GE Capital to block payments of mandatory services provided to Sulligent, a subsidiary of Southland, which included: dispatch, billing, and other required services reduced cash flow by an estimated $300,000. Instead of being available on an earned basis, this approximate $300,000 set idle in Sulligent Cash Account. Additionally, Southland was notified on the cancellation date, by the processor for Medicare payments, that their system flaws caused weekly payments to be suspended and as a consequence Southland had not received payment since January 4, 2008. The processor had been contacted several times during the month but only on January 23, 2008 did it notify Southland of its systems error. During this interim period, January 4 thru January 23, the processor reported to the Company that its checks had been written and forwarded, the information included: check number, check date, and check amount. There is currently over $200,000 due from this Medicare processor, which was more than sufficient to have paid the liability insurance.

Southland is working with all parties involved to see that the communities and families have the services they need. Southland is attempting to obtain emergency payment from Medicare and seek a financing solution to have the insurance reinstated. Once reinstated, the Company will work with the various State Health Departments on its licensing and operations.

About Paladin Holdings, Inc.

Paladin Holdings, Inc. (OTC BB:PLHI.OB—News) participates in two distinct business segments:

Bad Toys, Inc.

This division, Bad Toys, Inc., American Eagle Manufacturing Company and Gambler Motorcycle Company, continues to design, manufacture, distribute, service and sell custom made, Harley-Davidson type, V-twin motorcycles from component parts. We also offer premium accessories, parts, customizing items and apparel related to Harley-Davidson motorcycles on-line and directly from our retail and factory outlets. This division also participates in Sprint Car Racing products and custom car construction and restoration.

Southland Health Services, Inc.

The second business segment, in which the company is a major shareholder (25%) of Southland Health Services, Inc., provides an array of Health Care services including ambulatory emergency and non-emergency patient transport, wheel-chair van, stretcher van and related transport services. Southland operates in over 200 communities within the following seven states: Mississippi, Alabama, Florida, Kansas, Tennessee, Virginia, and Georgia. We operate in excess of 207 ambulances and wheelchair vans and have over 940 full and part-time employees. At our current run rate we will transport more than 130,000 patients in this calendar year.

Certain statements in this release and other written or oral statements made by or on behalf of the Company are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward-looking statements are subject to a number of risks and uncertainties including market acceptance of the Company’s services and projects and the Company’s continued access to capital and other risks and uncertainties outlined in its filings with the Securities and Exchange Commission, its press releases and other communications. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Contact:

Contact:

Larry N. Lunan

President and Chief Executive Officer

Bad Toys Holdings, Inc.

(423) 247-9560

www.paladincorp.com.

Al Kau

Investor Relations in California

(888) 795-3166